UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2024

INNO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 12, 2024, Inno Holdings Inc. (the “Company”) received a letter (the “First Notice”) from The Nasdaq Stock Market, LLC (the “Nasdaq”) notifying the Company that, because the closing bid price for its common stock has been below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

On October 10 2024, the Company received a new letter (the “Delisting Notice”) from The Nasdaq Stock Market notifying the Company that, as a result of the Company’s failure to regain compliance with the Minimum Bid Price Requirement by the Compliance Deadline, Nasdaq has determined to delist the Company’s common stock from the Nasdaq Capital Market. Unless the Company submits an appeal and a hearing request appealing the delisting determination to Nasdaq by no later than 4:00pm Eastern Time on October 17, 2024 (the “Appeal Deadline”), the Company’s common stock will be suspended at the opening of business on October 21, 2024 and will be delisted from the Nasdaq Capital Market.

The Company currently intends to appeal Nasdaq’s determination to a hearings panel (the “Hearings Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series by no later than the Appeal Deadline. Hearings are typically scheduled to occur approximately 45 days after the date of the hearing request.

As previously disclosed, on October 8, 2024, the Company filed a Certificate of Amendment to its Certificate of Formation (the “Certificate of Amendment”) with the Secretary of State of Texas to (i) effect on the corporate level a one-for-ten reverse stock split (the “Reverse Stock Split”) of the Company’s shares of Common Stock, no par value (the “Common Stock”). The Common Stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market on October 10, 2024. The Company expects to regain compliance on October 24, 2024, by exceeding the Minimum Bid Price Requirement for ten (10) business days. Once compliance is regained, the Nasdaq will provide a written confirmation Compliance Determination to the Company, the Delisting Notice will be withdrawn and the so long as no other issues are raised by the Nasdaq until the appeal date, the appeal will not be necessary and the Company will continue to be listed on the Nasdaq. Once compliance is regained, the Nasdaq will provide a written Compliance Determination to the Company, so long as no other issues are raised by the Nasdaq until the date of the appeal hearing, the appeal will not be necessary and the Company will continue to be listed on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Tianwei Li
Name:	Tianwei Li
Title:	CFO & Director

Date: October 16, 2024